UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 14, 2007

RAE Systems Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31783 (Commission File No.)	77-0280662 (I.R.S. Employer Identification No.)
3775 North First Street
San Jose, California 95134
408-952-8200
(Address and telephone number of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.15

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)	Compensatory Plan, Contract or Arrangement.
          On June 14, 2007, the stockholders of RAE Systems Inc. (the “Company”) approved the Company’s 2007 Equity Incentive Plan (the “2007 Plan”) at the annual meeting of the stockholders. The 2007 Plan replaces the Company’s existing 2002 Stock Option Plan (the “2002 Plan”). The Company’s Board of Directors adopted the 2007 Plan on April 20, 2007, subject to its approval by the Company’s stockholders.
          In addition to options, the 2007 Plan authorizes the grant to employees and consultants of stock appreciation rights, restricted stock and restricted stock unit awards, performance share and performance unit awards, deferred compensation awards and other stock-based or cash-based awards. Furthermore, the 2007 Plan authorizes the grant, within specified maximum share limits of awards of stock options, stock appreciation rights, restricted stock and restricted stock units to non-employee directors on a periodic, nondiscriminatory basis.
          A total of 4,000,000 shares of the Company’s common stock are authorized for issuance under the 2007 Plan. The maximum number of shares that may be issued under the 2007 Plan will be increased from time to time by shares subject to options granted under the 2002 Plan that expire or are terminated and by shares acquired under the 2002 Plan that are forfeited or repurchased by the Company for the option holder’s purchase price. However, no more than 1,500,000 additional shares may be authorized for issuance under the 2007 Plan as a result of these adjustments.
          For additional information about the 2007 Plan, please refer to the Company’s 2007 Proxy Statement filed with the Securities and Exchange Commission on April 30, 2007 and to Exhibit 10.15 attached hereto. The foregoing description of the 2007 Plan is qualified in its entirety by reference to the full text of the 2007 Plan.
Item 9.01      Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description

10.15	RAE Systems Inc. 2007 Equity Incentive Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 19, 2007

RAE SYSTEMS INC.
By:	/s/ Randall Gausman
	Name:	Randall Gausman
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.15	RAE Systems Inc. 2007 Equity Incentive Plan